Filed Pursuant to Rule 424(b)(3)
Registration No. 333-180423

PROSPECTUS

78,778 Shares

Common Stock

This prospectus relates to resales of shares of common stock previously issued, or to be issued, by us in connection with the terms of that certain Purchase Agreement, dated as of January 21, 2011 (the “Purchase Agreement”), by and among Innerworkings Latin America, Sociedad Limitada, a Spanish company, the sellers listed therein (the “Sellers”) and the beneficial owners listed therein (the “Beneficial Owners”), pursuant to which (i) we purchased from the Sellers 100% of the issued and outstanding shares or membership interests of CPRO Servicios Limitada, a Chilean company (“CPRO Chile”), Servicios Perucpro S.A.C., a Peruvian company (“CPRO Peru”), CPRO de Servicios S.A., an Argentinian company (“CPRO Argentina”), CPRO S.A.S., a Colombian company (“CPRO Colombia”), INWK México S. de R.L. de C.V., a Mexican company (“INWK Mexico”), CPRO Panamá S.A., a Panamanian company (“CPRO Panama”), Cirqit S.A., an Ecuadorian company (“Cirqit Ecuador”), Cirqit de Costa Rica S.A., a Costa Rican company (“Cirqit Costa Rica”), Cirqit de Guatemala de S.A., a Guatemalan company (“Cirqit Guatemala”), and Cirqit Servicios de Impresión S.A., a Chilean company (“CSI Chile” and, together with CPRO Chile, CPRO Peru, CPRO Argentina, CPRO Colombia, INWK Mexico, CPRO Panama, Cirqit Ecuador, Cirqit Costa Rica and Cirqit Guatemala, the “CPRO Companies”), and (ii) we purchased from the Sellers certain assets and assumed from the Beneficial Owners certain liabilities of Cirqit Chile Servicios Limitada, a Chilean company (“Cirqit Chile”), Cirqit Colombia Ltda., a Colombian company (“Cirqit Colombia”), Cirqit de México S. de R.L. de C.V., a Mexican company (“Cirqit Mexico”), and Cirqit Perú S.R.L., a Peruvian company (“Cirqit Peru” and, together with Cirqit Chile, Cirqit Colombia and Cirqit Mexico, the “Cirqit Companies”), in exchange for cash and shares of our common stock.

Inversiones Sky High Limited, a British Virgin Islands company, is the designated recipient of the shares of common stock previously issued, or to be issued, by us in connection with the Purchase Agreement. Inversiones Sky High Limited is referred to herein as the “selling stockholder.” This prospectus registers up to 78,778 shares of our common stock on behalf of the selling stockholder, consisting of (i) 14,236 shares of common stock issued to the selling stockholder on March 12, 2012 and (ii) up to 64,542 shares of common stock that may be issued to the selling stockholder if certain financial milestones are achieved by the CPRO Companies and the Cirqit Companies during certain measurement periods between February 1, 2012 and January 31, 2014.

The selling stockholder identified in this prospectus, or its pledgees, donees, transferees or other successors in interest, may offer and sell the shares of common stock being offered by this prospectus from time to time in public or private transactions, or both.  These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.  The selling stockholder may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder, the purchasers of the shares, or both.  See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

We will not receive any proceeds from the sale of the shares by the selling stockholder.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “INWK.”  On April 25, 2012, the closing sale price of our common stock on the NASDAQ Global Select Market was $11.45 per share.  You are urged to obtain current market quotations for our common stock.

A prospectus supplement may add, update or change information contained in this prospectus.  You should carefully read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus and the applicable prospectus supplement before you make your investment decision.

_________________________

Investing in our common stock involves certain risks.  You should carefully read and consider the section entitled “Risk Factors” on page 5 and the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement and in any other documents we file with the Securities and Exchange Commission.

_________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy and adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2012

TABLE OF CONTENTS

Page #
ABOUT THIS PROSPECTUS	2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	3
RISK FACTORS	5
USE OF PROCEEDS	5
ISSUANCE OF COMMON STOCK TO SELLING STOCKHOLDER	5
SELLING STOCKHOLDER	6
PLAN OF DISTRIBUTION	7
LEGAL MATTERS	8
EXPERTS	8
INFORMATION INCORPORATED BY REFERENCE	8
WHERE YOU CAN FIND ADDITIONAL INFORMATION	9

ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any amendment to this prospectus. Neither we nor the selling stockholder has authorized anyone to provide you with different information, and if anyone provides, or has provided you, with different or inconsistent information, you should not rely on it.  The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus, as well as the information filed previously with the Securities and Exchange Commission (the “SEC”) and incorporated herein by reference, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any sale of our common stock.

A prospectus supplement may add to, update or change the information contained in this prospectus.  You should read both this prospectus and the applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”  In this prospectus, references to the “Company,” “InnerWorkings,” “registrant,” “we,” “us,” and “our” refer to InnerWorkings, Inc.  The phrase “this prospectus” refers to this prospectus and the applicable prospectus supplement, unless the context requires otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other documents we file with the SEC contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industry in which we operate, our beliefs and our management’s assumptions.  In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, including those in certain of our filings with the SEC incorporated by reference herein.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

Other risks, uncertainties and factors, including those discussed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, could cause our actual results to differ materially from those projected in any forward-looking statements.  Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

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PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus.  This summary does not contain all of the information you should consider before investing in our common stock.  You should carefully read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our common stock.

InnerWorkings, Inc.

We are a leading provider of managed print and promotional procurement solutions to corporate clients across a wide range of industries. We combine the talent of our employees with our proprietary technology, extensive supplier base and domain expertise to procure, manage and deliver printed products as part of a comprehensive outsourced enterprise solution. Our technology and database of information are designed to capitalize on excess manufacturing capacity and other inefficiencies in the traditional print supply chain to obtain favorable pricing and deliver high-quality products and services for our clients.

Pursuant to that certain Purchase Agreement, dated as of January 21, 2011 (the “Purchase Agreement”), by and among Innerworkings Latin America, Sociedad Limitada, a Spanish company, the sellers listed therein (the “Sellers”), the beneficial owners listed therein (the “Beneficial Owners”), (i) we purchased from the Sellers 100% of the issued and outstanding shares or membership interests of CPRO Servicios Limitada, a Chilean company (“CPRO Chile”), Servicios Perucpro S.A.C., a Peruvian company (“CPRO Peru”), CPRO de Servicios S.A., an Argentinian company (“CPRO Argentina”), CPRO S.A.S., a Colombian company (“CPRO Colombia”), INWK México S. de R.L. de C.V., a Mexican company (“INWK Mexico”), CPRO Panamá S.A., a Panamanian company (“CPRO Panama”), Cirqit S.A., an Ecuadorian company (“Cirqit Ecuador”), Cirqit de Costa Rica S.A., a Costa Rican company (“Cirqit Costa Rica”), Cirqit de Guatemala de S.A., a Guatemalan company (“Cirqit Guatemala”), and Cirqit Servicios de Impresión S.A., a Chilean company (“CSI Chile” and, together with CPRO Chile, CPRO Peru, CPRO Argentina, CPRO Colombia, INWK Mexico, CPRO Panama, Cirqit Ecuador, Cirqit Costa Rica and Cirqit Guatemala, the “CPRO Companies”), and (ii) we purchased from the Sellers certain assets and assumed from the Beneficial Owners certain liabilities of Cirqit Chile Servicios Limitada, a Chilean company (“Cirqit Chile”), Cirqit Colombia Ltda., a Colombian company (“Cirqit Colombia”), Cirqit de México S. de R.L. de C.V., a Mexican company (“Cirqit Mexico”), and Cirqit Perú S.R.L., a Peruvian company (“Cirqit Peru” and, together with Cirqit Chile, Cirqit Colombia and Cirqit Mexico, the “Cirqit Companies”), in exchange for cash and shares of our common stock. The purchase of the CPRO Companies and the Cirqit Companies is referred to herein as the “Acquisition.” Inversiones Sky High Limited, a British Virgin Islands company, is the designated recipient of the shares of common stock previously issued, or to be issued, by us in connection with the Purchase Agreement. Inversiones Sky High Limited is referred to herein as the “selling stockholder.”

The aggregate purchase price payable to the selling stockholder for the Acquisition is an amount equal to up to $8,820,500 (the “Consideration”).  The Consideration is composed of the following: (A) $200,000 paid in cash at closing; (B) 14,236 shares of our common stock issued on March 12, 2012 (the “Initial Shares”); (C) $1,349,865 paid in cash on April 5, 2012 upon the achievement of certain financial milestones by the CPRO Companies and the Cirqit Companies during the measurement period from February 1, 2011 to January 30, 2012 (together with the Initial Shares, the “Initial Earn-Out”); and (D) up to $7,105,500 in cash and shares of our common stock if certain financial milestones are achieved by the CPRO Companies and the Cirqit Companies during certain measurement periods between February 1, 2012 and January 31, 2014 (the “Remaining Earn-Out” and, together with the “Initial Earn-Out,” the “Earn-Out”).  See “Issuance of Common Stock to Selling Stockholder” below.

This prospectus relates to the resales of shares of our common stock previously issued, or to be issued, by us in connection with the Purchase Agreement.

Our principal executive offices are located at 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654.  Our telephone number is (312) 642-3700.  Our website is located at www.inwk.com.  The information on our website is not part of this prospectus.

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The Offering

Common Stock Offered by the Selling Stockholder	78,778 shares(1)
Use of Proceeds	We will not receive any proceeds from the sale of shares in this offering by the selling stockholder.
NASDAQ Global Select Market Symbol	INWK

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(1)	Includes 14,236 shares of our common stock that were issued to the selling stockholder on March 12, 2012 pursuant to the Initial Earn-Out. Also includes 64,542 shares of our common stock, which is an estimate of the number of shares that may be issued to the selling stockholder in the future pursuant to the Remaining Earn-Out. Pursuant to the terms of the Purchase Agreement, the maximum Remaining Earn-Out is $7,105,500, eighty-nine and one-tenth percent (89.1%) of which is to be paid in cash and ten and nine-tenths percent (10.9%) of which is to be paid in shares of our common stock based on the closing price of our common stock on the NASDAQ Global Select Market on the trading day prior to the date on which the common stock is issued for each applicable measurement period. The number of shares registered pursuant to the Remaining Earn-Out was estimated by dividing $774,499.50 (ten and nine-tenths percent (10.9%) of the Remaining Earn-Out of $7,105,500) by the closing sale price of our common stock on the NASDAQ Global Select Market on March 26, 2012, which was $12.00 per share. We have assumed all future payments, which are more fully described under “Issuance of Common Stock to Selling Stockholder,” will be earned in full. The number of shares of our common stock to be issued to the selling stockholder for such future payments has not yet been determined and is therefore estimated herein. The exact number of shares will be determined by taking each specific future payment and dividing it by the closing sale price of our common stock as reported on the NASDAQ Global Select Market on the trading day prior to the date on which the common stock is issued for each applicable measurement period.

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RISK FACTORS

You should carefully consider the risks under the caption “Risk Factors” in our filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision.   If any of these risks actually occur, there could be a material adverse effect on our business, financial condition, cash flows or results of operations. In this case, the trading price of our common stock could decline, and you may lose all or part of your investment.  These are not the only risks we face, and additional risks that are not yet identified or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

The proceeds from the sale of shares of common stock offered pursuant to this prospectus are solely for the account of the selling stockholder.  We will not receive any proceeds from the sale of shares by the selling stockholder.  The selling stockholder will pay any underwriting discounts and commission and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares.  We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our accountants.

ISSUANCE OF COMMON STOCK TO SELLING STOCKHOLDER

On January 21, 2011, we completed the Acquisition pursuant to the Purchase Agreement. The Consideration to the selling stockholder for the Acquisition is an amount equal to up to $8,820,500.  The Consideration is composed of the following: (A) $200,000 paid in cash at closing; (B) 14,236 shares of our common stock issued on March 12, 2012 upon the achievement of certain financial milestones by the CPRO Companies and the Cirqit Companies during the measurement period from February 1, 2011 to January 30, 2012 as described below; (C) $1,349,865 paid in cash on April 5, 2012 upon the achievement of certain financial milestones by the CPRO Companies and the Cirqit Companies during the measurement period from February 1, 2011 to January 30, 2012 as described below; and (D) up to $7,105,500 in cash and shares of our common stock if certain financial milestones are achieved by the CPRO Companies and the Cirqit Companies during certain measurement periods between February 1, 2012 and January 31, 2014 as described below.

Pursuant to the Earn-Out, the selling stockholder will be eligible to receive up to three earn-out payments, having an aggregate maximum value of $8,620,500 (or $1,515,000 for the first measurement period, $2,424,000 for the second measurement period and $3,181,500 for the third measurement period), provided that CPRO Companies and Cirqit Companies achieve certain financial objectives.  These objectives are defined in terms of earnings generated by the CPRO Companies and the Cirqit Companies excluding interest, taxes, depreciation and amortization, subject to certain exclusions (“EBITDA”), and are as follows:

•	For the period beginning on February 1, 2011 and ending on January 31, 2012, EBITDA must be $1,000,000 or more in order for the selling stockholder to be entitled to receive $1,515,000. EBITDA of $1,000,000 or more was achieved for this measurement period and an Initial Earn-Out payment was made in the form of (i) 14,236 shares of our common stock that were issued on March 12, 2012 and (ii) $1,349,865 that was paid in cash on April 5, 2012.

•	For the period beginning on February 1, 2012 and ending on January 31, 2013, EBITDA must be $1,600,000 or more in order for the selling stockholder to be entitled to receive $2,424,000. Should EBITDA fall below $1,600,000, but exceed $1,280,000, the selling stockholder shall be entitled to a pro-rata payout.

•	For the period beginning on February 1, 2013 and ending on January 31, 2014, EBITDA must be $2,100,000 or more in order for the selling stockholder to be entitled to receive $3,181,500. Should EBITDA fall below $2,100,000, but exceed $1,680,000, the selling stockholder shall be entitled a pro-rata payout.

In addition, the selling stockholder shall be eligible to receive an additional payment pursuant to the Earn-Out of up to a maximum of $1,500,000 if EBITDA for the period beginning on February 1, 2011 and ending on January 31, 2014 (“Cumulative EBITDA”) equals or exceeds $8,300,000. Should Cumulative EBITDA fall below $8,300,000, but exceed $7,470,000, the selling stockholder shall be entitled to receive to a pro-rata payout.

All Consideration paid in connection with the Earn-Out will be paid eighty-nine and one-tenth percent (89.1%) in cash and ten and nine-tenths percent (10.9%) in shares of our common stock based on the closing price of our common stock on the NASDAQ Global Select Market on the trading day prior to the date on which the common stock is issued for each applicable measurement period.

We have assumed that the selling stockholder will receive all future payments available under the Purchase Agreement.

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This prospectus relates to the resales of shares of our common stock previously issued, or to be issued, by us to the selling stockholder in connection with the Purchase Agreement.

SELLING STOCKHOLDER

If certain requirements are satisfied as discussed under “Issuance of Common Stock to Selling Stockholder,” we may in the future issue certain shares of common stock covered in this prospectus to the selling stockholder pursuant to the Purchase Agreement.

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of March 26, 2012 by the selling stockholder, as determined in accordance with Rule 13d-3 of the Exchange Act. It assumes that the selling stockholder will be issued 64,542 shares of our common stock, which is an estimate of the number of shares that may be issued to the selling stockholder in the future pursuant to the Remaining Earn-Out. The estimated number of shares issuable pursuant to the Remaining Earn-Out was determined by dividing $774,499.50 (ten and nine-tenths percent (10.9%) of the Remaining Earn-Out amount of $7,105,500) by the closing sale price of our common stock on the NASDAQ Global Select Market on March 26, 2012, which was $12.00 per share. The number of shares we are required to issue may be greater or less than the assumed amount depending on (i) the price of our common stock on the dates that we are required to use to determine the number of shares of our common stock to be issued and (ii) whether the selling stockholder is otherwise eligible to receive the shares.

The address for the selling stockholder is The Marcy Building, 2nd Floor, Purcell Estate, Road Town, Tortola, BVI.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to this Offering(1)(2)		Number of Shares of Common Stock Being Offered(2)(3)
	Number	Percentage
Inversiones Sky High Limited	78,778	0.2%	78,778

(1)	“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of March 26, 2012, and the percentage is based upon 48,009,461 shares of our common stock outstanding as of March 26, 2012. The selling stockholder listed above has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

(2)	Includes 14,236 shares of our common stock that were issued to the selling stockholder on March 12, 2012 pursuant to the Initial Earn-Out. Also includes the maximum shares that the selling stockholder can earn based on assumed future aggregate share payments pursuant to the Remaining Earn-Out equal to $774,499.50 (ten and nine-tenths percent (10.9%) of the Remaining Earn-Out amount of $7,105,500) divided by the closing sale price of our common stock on the NASDAQ Global Select Market on March 26, 2012, which was $12.00 per share.

(3)	The selling stockholder might not sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholder after the completion of this offering.

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PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time in one or more transactions on the Nasdaq Global Select Market or any other organized market where our shares of common stock may be traded sell any or all of its shares of our common stock through underwriters, dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale.  The selling stockholder may distribute the shares of our common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell the shares as agent or principal of all of the shares held by the selling stockholder;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under this prospectus, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of our common stock to be offered for resale by the selling stockholder under this prospectus has been passed upon for us by Winston & Strawn LLP, Chicago, Illinois.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	our Current Report on Form 8-K filed with the SEC on April 26, 2012; and

•	the description of our capital stock as set forth in our Registration Statement on Form 8-A/A filed with the SEC on August 11, 2006.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654, phone number (312) 642-3700. Information contained on our website, http://www.inwk.com, is not a prospectus and does not constitute part of this prospectus.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.  You may obtain a copy of these filings at no cost by writing or telephoning us at the following address: InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654, phone number (312) 642-3700.

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